UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 4, 2016

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-12422	35-1562245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Short Term Incentive Plan Awards

On March 4, 2016, the Executive Compensation Committee (the “Committee”) of the Board of Directors of MainSource Financial Group, Inc. (the “Company”) awarded bonuses to certain named executive officers pursuant to the Company’s Short Term Incentive Plan (“STIP”) for services performed during 2015.

Pursuant to the STIP, each of the executives is eligible to receive cash payouts when the Company’s actual performance as compared to its annual budget and annual goals exceeds certain thresholds, established annually by the Committee.

The STIP payout begins once the Company’s actual performance (“Actual Performance”) exceeds the pre-established threshold (thus, no payout occurs if the Actual Performance is equal to or below the threshold).  Each executive’s target payout is achieved once the Actual Performance equals the target level, and the maximum payout is achieved once the Actual Performance equals the superior level, each of which was set by the Committee.

Performance	Payout
Threshold	0%
Target	100%
Superior	150%

For Actual Performance at levels in between the Threshold and 150% of the target, the payout percentage is interpolated.  For example Actual Performance equal to 60% of the target equates to a payout of 60% of the Target.  Each named executive officer’s target payout level is equal to a percentage of his or her base salary, as set forth below:

Name and Title	Target Payout
Archie M. Brown, Jr. President and Chief Executive Officer	50% of base salary

James M. Anderson Chief Financial Officer	40% of base salary

Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	40% of base salary

William J. Goodwin Chief Credit Officer	40% of base salary

Chris M. Harrison Chief Consumer Banking Officer	30% of base salary

The STIP includes a mandatory deferral feature, by which two-thirds of the cash will be paid following the calculation of the payout, and the remaining one-third will be paid on the first anniversary of the initial payment.  STIP awards are also subject to claw-back to the extent required by federal laws or regulations, including those required under Sarbanes-Oxley and Dodd-Frank.

The Committee established the following performance measures and performance goals, and determined that the Company achieved the following performance for the fiscal year ended December 31, 2015:

		Performance Goals
		Threshold	Target	Superior	2015
Measure	Weight	0%	100%	150%	Actual
EPS (operating)	30%	$1.45	$1.61	$1.77	$1.72
ROA (operating)	30%	0.98%	1.09%	1.20%	1.16%
NPA/Assets	20%	1.00%	0.80%	0.60%	0.53%
Loan Growth	20%	7.0%	10.9%	15.0%	10.0%

Based upon the foregoing, the Committee determined that the incentive compensation to be paid to the Company’s Chief Executive Officer, Chief Financial Officer and the other “Named Executive Officers” under the STIP for services performed from January 1, 2015, to December 31, 2015, as well as the portion of the 2014 STIP award deferred to and paid in 2015, are as follows:

Name and Title	Total STIP Award for 2015	Portion of STIP Award Paid in 2016	Portion of STIP Award Deferred to 2017
Archie M. Brown, Jr. President and Chief Executive Officer	$305,945	$203,963	$101,982
James M. Anderson Chief Financial Officer	$128,435	$85,623	$42,812
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	$129,162	$86,108	$43,054
William J. Goodwin Chief Credit Officer	$121,412	$80,941	$40,471
Chris M. Harrison Chief Consumer Banking Officer	$80,883	$53,922	$26,961

Long-Term Incentive Awards

Additionally, at its meeting on March 4, 2016, the Committee granted Restricted Stock and Performance Share Units to certain named executive officers pursuant to the Company’s long term incentive program (“LTI Program”).

The LTI Program contemplates the payment of compensation in a combination of Restricted Stock (50%) and Performance Share Units (50%).  Each named executive officer’s target payout level is equal to a percentage of his or her base salary, as set forth below:

Name and Title	2015 Target Payout
Archie M. Brown, Jr. President and Chief Executive Officer	40% of base salary

James M. Anderson Chief Financial Officer	30% of base salary

Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	30% of base salary

William J. Goodwin Chief Credit Officer	30% of base salary

Chris M. Harrison Chief Consumer Banking Officer	30% of base salary

The Restricted Stock is awarded each year equal to one-half of the target payout, and vests on the third anniversary of the date of the award provided the employee remains employed on the vesting date (unless he or she died or became disabled).  Each restricted stock award is evidenced by an award agreement between the executive and the Company which includes the following terms:

•                  the grantee will become vested in 100% of the award on the third anniversary of the grant date; and

•                  the Committee will have the right, in its sole discretion, to cancel 60% of the award during the first year following the grant date, 40% of the award during the second year following the grant date, and 20% of the award during the third year following the grant date, if it determines that the Company suffered a material negative impact in one of those years as a result of a decision or event that occurred during the year in which the restricted stock was earned.

The Performance Share Units are granted each year equal to one-half of the target payout. Each year is the beginning of a new three-year performance period. At that time, the Committee establishes performance measures, goals and payout calibration for the Performance Share Units. Then, at the end of each three-year performance period, the Committee will certify the results of the performance measures and goals and will pay the earned awards out in shares of Company common stock. Dividends earned during each three-year performance period are accrued and paid at the end of the performance period, based upon the final number of shares earned.

The performance measures and goals are based on financial and shareholder measures, and are evaluated relative to internal goals and the performance of the Company’s peers. Once the performance measures and goals are established, the Committee establishes threshold, target and superior levels of performance. The LTI Program payout of shares begins once the Company achieves the pre-established threshold (thus, no payout will occur if the performance is equal to or below the threshold). Each executive’s target payout is achieved once the performance equals the target level, and the maximum payout is achieved once the performance equals the superior level (with interpolation between discrete points).

Performance	Payout
Threshold	0%
Target	100%
Superior	150%

The Committee has the authority to change the performance measures, goals and targets each year at the beginning of each three-year performance period.

The grant of Performance Share Units by the Committee is evidenced by an award agreement between the executive and the Company which provides that each executive will receive shares of Company stock when the Company’s actual performance as compared to its peers and long-term goals exceeds certain thresholds, determined as of the end of each three-year period, provided the executive remains employed by the Company on such date.

The Committee determined the LTIP grants to the Company’s Chief Executive Officer, Chief Financial Officer and the other “Named Executive Officers” for the three year period beginning January 1, 2016 and ending December 31, 2018, are as follows:

Name and Title	Restricted Stock Allocation	Shares of Restricted Stock (1)	Performance Share Unit Allocation	Performance Share Units (1)
Archie M. Brown, Jr. President and Chief Executive Officer	$97,590	4,558	$97,590	4,558

James M. Anderson Chief Financial Officer	$38,409	1,794	$38,409	1,794

Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	$38,625	1,804	$38,625	1,804

William J. Goodwin Chief Credit Officer	$36,308	1,696	$36,308	1,696

Chris M. Harrison Chief Consumer Banking Officer	$32,250	1,506	$32,250	1,506

(1) Based upon a share price of $21.41, which was the closing price of the Company’s common stock on March 4, 2016, the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2016

MAINSOURCE FINANCIAL GROUP, INC.

	By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer